UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2007

HELIX BIOMEDIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
22118 20th Avenue SE, Suite 204
Bothell, Washington 98021
(425) 402-8400
(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On August 2, 2007, Helix BioMedix, Inc. (the “Company”) entered into an agreement with Peptisyntha, Inc. for the purchase of several kilograms of a specified peptide over a period of 18 months from August 2, 2007. The aggregate consideration to be paid by the Company for orders under this agreement over such 18-month period is $234,000.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.
Dated: August 6, 2007	By:	/s/ David H. Kirske
David H. Kirske
Vice President and Chief Financial Officer